Geovic Mining Corp. Announces Changes to Senior Management

January 11, 2013 – Denver, CO - Geovic Mining Corp. (“Geovic” or “the Company”, TSX:GMC, OTCBB:GVCM) is hereby announcing the following changes to its senior management:

Barbara A. Filas has notified the Chief Executive Officer that she will be leaving her position as President of the Company effective February 5, 2013. Ms. Filas has also resigned as a director and Acting General Manager of Geovic Cameroon PLC, the Company’s 60.5% subsidiary that holds the Company’s interest in the Nkamouna cobalt-nickel-manganese project in Cameroon.

Timothy Arnold, Chief Operating Officer of the Company, has been named Acting General Manager and a director of Geovic Cameroon PLC. The Company does not intend to select a new President to replace Ms. Filas at this time.

“We would like to take this opportunity to thank Barbara for her service to the Company,” said Mr. Mason, Chief Executive Officer of the Company. “All of us wish her well in her future endeavors.”

Geovic Background

Geovic is a U.S.-based corporation whose principal asset is 60.5% ownership of a significant cobalt-nickel-manganese deposit in the Republic of Cameroon, Africa. Additional Company initiatives and project information may be found on the websites www.sedar.com and www.sec.gov. For more information, please go to www.geovic.net or contact:

On behalf of the Board

Michael T. Mason

Chief Executive Officer and Chairman

Geovic Mining Corp.

Direct (516) 474-2302

mt_mason@msn.com

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the accuracy or adequacy of this news release, which has been prepared by management.

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of applicable securities legislation) that involve risks and uncertainties. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events, except as required by law.